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Exhibit 11.1
LANVISION SYSTEMS, INC.

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                                  Fiscal Year
                                                                            --------------------------------------------------------

                                                                                  1997               1996                1995
                                                                            -----------------  -----------------   -----------------

                 Net (loss)                                              $      (12,669,451) $      (4,668,540) $       (326,229)
                                                                            =================  =================   =================
                 Average shares outstanding                                       8,827,478          8,283,761         4,488,000
                 Stock options:
                  Total options                                                           -                  -           586,858
                  Assumed treasury stock buyback                                          -                  -          (380,533)
                 Convertible redeemable preferred
                  stock assumed converted                                                 -                  -         1,496,000
                                                                            =================  =================   =================
                 Number of shares used in per
                   common share computation                                       8,827,478          8,283,761         6,190,325
                                                                            =================  =================   =================

                 Basic net (loss) per share of common stock              $       (1.44)      $       (.56)      $        (.05)
                                                                            =================  =================   =================
                 Diluted net (loss) per share of common stock            $       (1.44)      $       (.56)      $        (.05)
                                                                            =================  =================   =================






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